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                                                                   Exhibit 99.3
                          HUNTSMAN INTERNATIONAL LLC

                           Offer for all Outstanding
          10 1/8% Senior Subordinated Notes due 2009 in Exchange for
  10 1/8% Senior Subordinated Notes due 2009 That Have Been Registered Under
                          the Securities Act of 1933,
                                  As Amended
                           and Consent Solicitation

To Our Clients:

   Enclosed for your consideration is a prospectus dated November 27, 2001 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the (a) offer (the "Exchange Offer") of Huntsman International LLC (the "Issuer") to exchange their 10 1/8% Senior Subordinated Notes due 2009 that have been registered under the Securities Act of 1933, as amended, for their outstanding 10 1/8% Senior Subordinated Notes due 2009 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Consent and Letter of Transmittal and (b) the Issuer's request that holders of the Old Notes consent to the proposed amendments to the indenture governing the Old Notes as described in the Prospectus under "The Consent Solicitation--Proposed Amendments" (the "Consent Solicitation"). The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in two exchange and registration rights agreements in respect of the Old Notes, dated March 13, 2001 and May 1, 2001, by and among the Issuer and the initial purchasers referred to therein.


   This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

   Accordingly, we request instructions as to whether (a) you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letters of Transmittal and (b) you do not consent to the proposed amendments to the indenture as described in the Prospectus under "The Consent Solicitation-- Proposed Amendments" (the "Proposed Amendments").

   The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., London time, on December 28, 2001 with respect to the Old Notes (the "Expiration Date"), unless extended by the Issuer. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.


   Your attention is directed to the following:

      1.  The Exchange Offer is for any and all Old Notes.

      2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer-Certain Conditions to the Exchange Offer."

      3. Subject to the terms and conditions in the Prospectus and the Letter of Transmittal, any transfer taxes incident to the transfer of Old Notes from the Holder to the Issuer will be paid by the Issuer.

      4. The Exchange Offer and Consent Solicitation expires at 5:00 p.m., London time, on December 28, 2001, with respect to the Old Notes, unless extended by the Issuer.

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   If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal are furnished to you for information only and may not be used directly by you to tender Old Notes.

   If you wish to not consent to the Proposed Amendments, please so indicate by checking the box voting "No" on the instruction form on the back of this letter.


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   INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Huntsman International LLC with respect to their Old Notes.

   This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

   The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

   Please tender the Old Notes held by you for my account as indicated below:

                                          Aggregate Principal Amount of Old
                                          Notes


10 1/8% Senior Subordinated Notes
due 2009                                  (Euro) ______________________________


[_]Please do not tender any Old           -------------------------------------
   Notes held by you for my account.


                                          -------------------------------------
Dated: ________________________, 2001                 Signature(s)

                                          -------------------------------------
                                                Please print name(s) here

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------
                                                       Address(es)

                                          -------------------------------------
                                             Area Code and Telephone Number

                                          -------------------------------------
                                              Tax Identification or Social
                                                     Security No(s).

   None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

   You hereby consent to the Proposed Amendments with respect to all such tendered Old Notes unless the box voting "No" below has been checked.

[_] NO -- CHECK HERE IF YOU DO NOT CONSENT TO THE PROPOSED AMENDMENTS.

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